UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2010

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On February 8, 2010, P & F Industries, Inc. (the “Registrant”), and its subsidiaries, Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Countrywide Hardware, Inc. (“Countrywide”), Nationwide Industries, Inc. (“Nationwide”), Woodmark International, L.P. (“Woodmark”), Pacific Stair Products, Inc. (“Pacific”), WILP Holdings, Inc. (“WILP”), Continental Tool Group, Inc. (“Continental”) and Hy-Tech Machine, Inc. (“Hy-Tech”, and collectively with the Registrant, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), received a notice (the “February 8, 2010 Notice”) from Citibank, N.A. and HSBC Bank USA, National Association (collectively, the “Lenders”) and Citibank, N.A., as Administrative Agent for the Lenders, relating to the secured Credit Agreement, dated as of June 30, 2004, by and among the Co-Borrowers, the Lenders and the Administrative Agent, as previously amended (the “Credit Agreement”).  The Notice referred to that certain agreement between the Lenders, the Administrative Agent and the Co-Borrowers dated January 22, 2010, which, among other things, informed the Co-Borrowers that pursuant to a right that the Lenders and the Administrative Agent elected to exercise under the terms of the Credit Agreement, the outstanding principal amount of the Revolving Credit Loans (as defined in the Credit Agreement) shall bear interest at a rate equal to 2% above the rate otherwise in effect with respect to such loans as of the date of the Agreement.

The February 8, 2010 Notice informed the Co-Borrowers, among other things, that effective as of February 1, 2010, the outstanding principal amount of the Additional Term Loans (as defined in the Credit Agreement) shall also bear interest at a rate equal to 2% above the rate otherwise in effect with respect to such loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: February 12, 2009
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer